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                                                                  Exhibit 4(b)

                                 AMENDMENT NO. 1
                     TO AMENDED AND RESTATED TRUST AGREEMENT
                            DATED AS OF MARCH 1, 1996


                  Reference is made to an Amended and Restated Trust Agreement, dated as of March 1, 1996, among Minnesota Power & Light Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Philip R. Halverson, David G. Gartzke and James K. Vizanko, each in his individual capacity as an Administrative Trustee (the "Trust Agreement"). Capitalized terms not otherwise defined herein shall be used with the meanings ascribed to them in the Trust Agreement.

                  Pursuant to the provisions of Section 10.03(a) thereof, the Trust Agreement is hereby amended, effective upon delivery of notice of this Amendment No. 1 to the Securityholders, by the addition of the following to the end of the last sentence of Section 4.01(d):

         ; provided that, at any time the sole Securityholder of the Preferred Securities is the Securities Depository, the record date shall be one Business Day prior to the relevant Distribution Date.

                  In witness whereof, the undersigned have executed this Amendment No. 1 this 11th day of April, 1996.


                                MINNESOTA POWER & LIGHT COMPANY,
                                   as Depositor

                                By:  R. D. Edwards
                                   -----------------------------------------
                                     Robert D. Edwards, Executive Vice
                                       President


                                Philip R. Halverson
                                --------------------------------------------
                                Philip R. Halverson, solely in his
                                capacity as Administrative Trustee


                                D. G. Gartzke
                                --------------------------------------------
                                David G. Gartzke, solely in his
                                capacity as Administrative Trustee


                                James Vizanko
                                --------------------------------------------
                                James K. Vizanko, solely in his
                                capacity as Administrative Trustee